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                                                                     EXHIBIT 5.1

                                                                  EXECUTION COPY

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                             RSL COMMUNICATIONS PLC

                  as Issuer, with RSL Communications, Ltd., of
              $100,000,000, 12 7/8% Senior Discount Notes Due 2010
                          of RSL Communications PLC and
              (U)100,000,000 12 7/8% Senior Discount Notes Due 2010
                            of RSL Communications PLC


                                       and


                            THE CHASE MANHATTAN BANK

                            as Book-Entry Depositary




                             NOTE DEPOSIT AGREEMENT



                          Dated as of February 22, 2000



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                                TABLE OF CONTENTS

ARTICLE I
DEFINITIONS AND OTHER GENERAL PROVISIONS.......................................1
         SECTION 1.1       Definitions.........................................1
         SECTION 1.2       Rules of Construction...............................5

ARTICLE II
GLOBAL NOTES, DEPOSITARY INTERESTS.............................................5
         SECTION 2.1       Deposit of the Global Notes.........................6
         SECTION 2.2       Book-Entry System...................................6
         SECTION 2.3       Registration of Transfer of Depositary
                           Interests...........................................7
         SECTION 2.5       Transfer of Global Notes and Depositary
                           Interests; Termination..............................7
         SECTION 2.5       Cancellation........................................9
         SECTION 2.6       Payments in Respect of the Global Notes.............9
         SECTION 2.7       Changes in Principal Amount of the Global
                           Notes..............................................10
         SECTION 2.8       Record Date........................................11
         SECTION 2.9       Action in Respect of the Depositary
                           Interests..........................................12
         SECTION 2.10      Changes Affecting the Global Notes.................13
         SECTION 2.11      Surrender of the Global Notes......................15
         SECTION 2.12      Reports............................................15

ARTICLE III
THE BOOK-ENTRY DEPOSITARY.....................................................15
         SECTION 3.1       Certain Duties and Responsibilities................15
         SECTION 3.2       Notice of Default..................................15
         SECTION 3.3       Certain Rights of Book-Entry Depositary............16
         SECTION 3.5       Not Responsible for Recitals or Issuance
                           of Notes...........................................17
         SECTION 3.5       Money Held in Trust................................18
         SECTION 3.6       Compensation and Reimbursement.....................18
         SECTION 3.7       Book-Entry Depositary Required:
                           Eligibility........................................19
         SECTION 3.8       Resignation and Removal, Appointment of
                           Successor..........................................19
         SECTION 3.9       Acceptance of Appointment by Successor.............21
         SECTION 3.10      Merger, Conversion, Consolidation or
                           Succession to Business.............................22
         SECTION 3.11      Compliance with Letter of
                           Representations....................................22

ARTICLE IV
MISCELLANEOUS PROVISIONS......................................................22
         SECTION 5.1       Notices to Book-Entry Depositary or
                           Issuer.............................................22
         SECTION 5.2       Notice to DTC; Waiver..............................23

                                       i
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         SECTION 5.3       Effect of Headings and Table of
                           Contents...........................................25
         SECTION 5.5       Successors and Assigns.............................25
         SECTION 5.5       Separability Clause................................25
         SECTION 5.6       Benefits of Agreement..............................25
         SECTION 5.7       GOVERNING LAW......................................25
         SECTION 5.8       Jurisdiction.......................................25
         SECTION 5.9       Counterparts.......................................25
         SECTION 5.10      Inspection of Agreement............................25
         SECTION 5.11      Satisfaction and Discharge.........................25
         SECTION 5.12      Amendments.........................................26
         SECTION 5.13      Book-Entry Depositary To Sign
                           Amendments.........................................26

                                       ii
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                  THIS NOTE DEPOSIT AGREEMENT is made as of this 22nd day of
February, 2000 by and between RSL Communications PLC, a United Kingdom corporation (the "Issuer") and The Chase Manhattan Bank, a New York banking corporation, as book-entry depositary (the "Book-Entry Depositary").

                                    ARTICLE I
                    DEFINITIONS AND OTHER GENERAL PROVISIONS

                  SECTION 1.1 Definitions. The following terms, as used herein, have the following meanings:

                  "155A Depositary Interest" means (i) in the case of the Dollar Notes, the certificateless book-entry interest representing a 100% beneficial interest in the principal of, premium, if any, and interest on the underlying 155A Global Note, and issued to DTC by the Book-Entry Depositary and (ii) in the case of the Euro Notes, the certificated depositary interest representing a 100% beneficial interest in the principal of, premium, if any, and interest on the underlying 155A Global Note, and issued by the Book-Entry Depositary to the Common Depositary, in the name of the Common Depositary.

                  "155A Global Note" means one or more global bearer bonds issued by the Issuer to the Book-Entry Depositary and bearing the Restricted Legend representing the total aggregate principal amount of the Notes sold in reliance on Rule 155A under the Securities Act.

                  "Asset Disposition" has the meaning set forth in the Indentures.

                  "Board Resolution" means a duly adopted resolution of the Board of Directors of the Issuer in full force and effect on the date of certification, certified by any Director, Secretary or Assistant Secretary of the Issuer.

                  "Book-Entry Depositary" means The Chase Manhattan Bank or, in the event that The Chase Manhattan Bank is succeeded as Book-Entry Depositary hereunder, the Person designated as its successor pursuant to Section 3.8 hereof.

                  "Book-Entry Notes" means an indirect certificate less beneficial interest in a Global Note held through a corresponding Depositary Interest.

                  "Book-Entry Register" has the meaning set forth in Section 2.3 hereof.

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                  "Change of Control" has the meaning set forth in the
Indenture.

                  "Clearstream" means Clearstream Banking, societe anonyme (or any successor).

                  "Common Depositary" means The Chase Manhattan Bank, or its nominee, as common depositary for Euroclear and Clearstream, or in the event The Chase Manhattan Bank is succeeded as Common Depositary, the Person designated as its successor).

                  "Corporate Trust Office" means the office of the Book-Entry Depositary in the Borough of Manhattan, The City of New York, from which at any particular time its corporate trust business shall be principally administered, which at the date hereof is located at 550 West 33rd Street, New York, New York 10001-2697, Attention: Global Trust Services.

                  "Depositary Interests" means each of the 155A Depositary Interests and the Regulation S Depositary Interests.

                  "Dollar Notes" means the $100,000,000 aggregate principal amount at maturity of the Issuer's 12 7/8% Senior Notes due 2010 issued under the Dollar Notes Indenture.

                  "Dollar Notes Indenture" means the indenture dated as of February 22, 2000 among the Issuer, Holdings, RSL U.S.A. and the Trustee relating to the Dollar Notes, as originally executed or as it may be supplemental, modified or amended from time to time.

                  "DTC" means The Depository Trust Company and its nominees (or any successor).

                  "Euro Notes" means the (U)100,000,000 aggregate principal amount at maturity of the Issuer's 12 7/8% Senior Notes due 2010 issued under the Euro Notes Indenture.

                  "Euro Notes Indenture" means the indenture dated as of February 22, 2000 among the Issuer, Holdings, RSL U.S.A. and the Trustee relating to the Euro Notes, as originally executed or as it may be supplemented, modified or amended from time to time.

                  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear system (or any successor).

                  "Event of Default" shall have the meaning set forth in the Indentures.

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                  "Exchange Act" means the United States Securities Exchange Act of 1935, as amended, and the rules and regulations promulgated thereunder.

                  "Global Notes" means each of the 155A Global Note and the Regulation S Global Note.

                  "Holdings" means RSL Communications, Ltd., an initial guarantor of the Notes pursuant to the Indentures until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means such successor.

                  "Indentures" means the Dollar Notes Indenture and the Euro Notes Indenture.

                  "Issuer" means RSL Communications PLC until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means such successor.

                  "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by two Officers thereof.

                  "Letter of Representations" means the Letter of Representations to DTC dated as of February 17, 2000 from the Issuer, the Trustee and the Book-Entry Depositary.

                  "Notes" means the Dollar Notes and the Euro Notes.

                  "Offer to Purchase" has the meaning set forth in the Indentures.

                  "Officer" means, with respect to the Issuer, (i) the Chairman of the Board, the Chief Executive Officer and other Directors and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

                  "Officers' Certificate" means a certificate signed by two Officers, at least one of which must be an Officer listed in clause (i) of the definition thereof.

                  "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or counsel to the Issuer, and who shall be reasonably acceptable to the Book-Entry Depositary.

                  "Participants" means (i) with respect to DTC, Persons who have accounts with DTC, including Euroclear and Clearstream and (ii) with respect to Euroclear or Clearstream, any Person who has an account with Euroclear or Clearstream, respectively.

                                       v
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                  "Paying Agent" means The Chase Manhattan Bank in New York and the Chase Manhattan Bank in London and any successor paying agent hereunder.

                  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Registered Notes" means certificated Notes registered in the name of the holder thereof issued pursuant to the Indentures in substantially the form set forth in Section 2.02 of the Indentures.

                  "Regulation S Depositary Interest" means (i) in the case of the Dollar Notes, the certificateless book-entry interest representing a 100% beneficial interest in the principal of, premium, if any, and interest on the underlying Regulation S Global Note, and issued to DTC by the Book-Entry Depositary and (ii) in the case of the Euro Notes, the certificated depositary interest representing a 100% beneficial interest in the principal of, premium, if any, and interest on the underlying Regulation S Global Note, and issued to Euroclear and Clearstream by the Book-Entry Depositary.

                  "Regulation S Global Note" means one or more global bearer bonds issued by the Issuer to the Book-Entry Depositary and bearing the Regulation S Legend representing the total aggregate principal amount of the Notes sold in reliance on Regulation S under the Securities Act.

                  "Regulation S Legend" has the meaning set forth in the Indentures.

                  "Responsible Officer", with respect to the Book-Entry Depositary, means any Vice President, Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any Trust Officer or any other officer of the Book-Entry Depositary customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust or agency matter, any other officer to whom such matter is referred because of his or her knowledge and familiarity with the particular subject.

                  "Restricted Legend" has the meaning set forth in the Indentures.

                  "RSL U.S.A." means RSL COM U.S.A., Inc., an initial guarantor of the Notes pursuant to the Indentures until a successor replaces it pursuant to the applicable

                                       vi
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provisions of the Indentures and, thereafter, means such successor.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Trustee" means The Chase Manhattan Bank acting as trustee under the Indentures or, in the event The Chase Manhattan Bank is succeeded as trustee under the Indentures, such Person who shall be appointed to succeed as trustee pursuant to the applicable provisions of the Indentures.

                  SECTION 1.2 Rules of Construction. Unless the context otherwise requires:

                  (1)  a term has the meaning assigned to it;

                  (2)  "or" is not exclusive;

                  (3)  "including" means including without
         limitation;

                  (5) words in the singular include the plural and words in the plural include the singular; and

                  (5) references herein to holders of Depositary Interests shall mean references to DTC.

                                   ARTICLE II
                       GLOBAL NOTES, DEPOSITARY INTERESTS

                  SECTION 2.1 Deposit of the Global Notes. The Book-Entry Depositary hereby accepts custody of the Global Notes from the Trustee and shall act as Book-Entry Depositary in accordance with the terms of this Agreement. The Book-Entry Depositary shall hold each such Global Note at its Corporate Trust Office or at such place or places as it shall determine with the prior written consent of the Issuer and shall issue the Depositary Interests (i) in the case of the Dollar Notes, in accordance with the Letter of Representations and (ii) in the case of the Euro Notes, in accordance with the rules and procedures of Euroclear or Clearstream. In the event that the Issuer shall issue and execute, and the Trustee, upon the order of the Issuer, shall authenticate additional Global Notes, the Book-Entry Depositary shall hold each such Global Note at its Corporate Trust Office or at such place or places as it shall determine with the prior written consent of the Issuer and shall issue the Depositary Interests in such Global Notes (i) in the case of the Dollar Notes, to DTC in accordance with the Letter of Representations (ii) in the case of the

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Euro Notes, to the Common Depositary in accordance with the procedures and requirements of Euroclear or Clearstream.

                  SECTION 2.2 Book-Entry System. (a) In the case of the Dollar Notes, upon acceptance by DTC of the Depositary Interests for entry into its book-entry settlement system in accordance with the terms of the Letter of Representations, Book-Entry Notes shall be issued by DTC and traded through DTC's book-entry system, and ownership of such Book-Entry Notes shall be shown in, and the transfer of such ownership shall be effected only through, a book-entry system maintained by (i) DTC or its successors or (ii) Participants. In the case of the Euro Notes, upon acceptance by Euroclear and Clearstream of the Depositary Interests for entry into their book-entry settlement system in accordance with the rules and procedures of Euroclear and Clearstream, Book-Entry Notes shall be issued by Euroclear and Clearstream and traded through their book-entry system, and ownership of such Book-Entry Notes shall be shown in, and the transfer of such ownership shall be effected only through, the book-entry system maintained by (i) Euroclear or Clearstream or their respective successors or (ii) Participants. DTC, Euroclear or Clearstream, as applicable, shall treat the holders of Book-Entry Notes and their successors as the absolute owners of the Depositary Interests for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, the Book-Entry Depositary or any agent of the Issuer, the Trustee or the Book-Entry Depositary from giving effect to any written certification, proxy or other authorization furnished by DTC, Euroclear or Clearstream, as applicable, or impair, as between the Book-Entry Depositary and DTC and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note or Depositary Interest.

                  (b) The Depositary Interests (i) in the case of the Dollar Notes, shall be issuable only to DTC, or successors of DTC or their respective nominees and (ii) in the case of the Euro Notes, shall be issuable only to the Common Depositary, for the benefit of Euroclear and Clearstream or their successors or nominees. Except as provided in Section 2.5 hereof and Section 3.05(d) of the Indentures, no owner of beneficial interests in such Depositary Interests shall be entitled to receive a Registered Note on account of such beneficial interest, and such beneficial owner's interest therein shall be shown only in accordance with the procedures of DTC as set forth in the Letter of Representations or with the procedures and requirements of Euroclear or Clearstream, as applicable.

                                      viii
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                  SECTION 2.3 Registration of Transfer of Depositary Interests.
(a) The Issuer appoints the Book-Entry Depositary as its agent to maintain at the Book-Entry Depositary's Corporate Trust Office a register (the "Book-Entry Register") in which the Book-Entry Depositary shall (i) record the right of DTC, Euroclear or Clearstream, collectively, to receive payment of principal of, premium, if any, and interest on the Global Notes and (ii) record the registration and transfer of the Depositary Interests. No Depositary Interest can be transferred unless such transfer is recorded on the Book-Entry Register.

                  (b) With respect to any Global Note, clause (a) of this
Section 2.3 shall not (i) impose an obligation on the Book-Entry Depositary to record the interests in or transfers of Book-Entry Notes held by institutions that have accounts with DTC or its successors, or with Euroclear or Clearstream or their successors, or Persons that may hold Book-Entry Notes through such institutions and (ii) restrict transfers of such Book-Entry Notes held by such institutions or Persons. The Book-Entry Depositary shall treat DTC or its nominee, or the Common Depositary (on behalf of Euroclear and Clearstream) or a nominee, as applicable, as the absolute owner of the Depositary Interests for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Book-Entry Depositary.

                  SECTION 2.5 Transfer of Global Notes and Depositary Interests; Termination. The Book-Entry Depositary shall hold the Global Notes in custody for the benefit of DTC or the Common Depositary (on behalf of Euroclear and Clearstream), as applicable. The Book-Entry Depositary shall not transfer or lend any Global Note or any interest therein except that (i) the Book-Entry Depositary shall deliver Global Notes to the Trustee if required in accordance with Section 3.05(e) of the Indentures so that the Trustee may make such notations on the Global Notes as may be required to evidence transfers and exchanges of Book-Entry Notes, (ii) a Global Note may be exchanged in whole or in part pursuant to Section 3.05(d) of the Indentures, (iii) a Global Note may be exchanged or replaced pursuant to Sections 3.05 and 3.06 of the Indentures,
(iv) any Global Note may be delivered to the Trustee for cancellation pursuant to Section 3.09 of the Indentures and (v) the Global Notes may be transferred to a successor Book-Entry Depositary with the prior written consent of the Issuer. Notwithstanding the foregoing, neither DTC, the Common Depositary, Euroclear nor Clearstream may under any circumstances request the Book-Entry Depositary to surrender or deliver the Global Notes.

                                       ix

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                  If the Book-Entry Depositary notifies the Issuer and the
Trustee in writing under Section 3.8 hereof that it is unwilling or unable to continue as Book-Entry Depositary and no successor Book-Entry Depositary has been appointed by the Issuer within 90 days of such notification, then (i) the Book-Entry Depositary shall promptly notify the Trustee and request the Trustee to issue Registered Notes in such names and denominations as, in the case of the Dollar Notes, DTC shall specify in writing in accordance with Section 3.05 of the Dollar Notes Indenture, and in the case of the Euro Notes, Euroclear and Clearstream shall specify in writing in accordance with Section 3.05 of the Euro Notes Indenture, (ii) the Book-Entry Depositary shall cause the Common Depositary to deliver to the Book-Entry Depositary for cancelation the applicable Depositary Interests and (iii) the Book-Entry Depositary agrees that in such event it shall promptly surrender the Global Notes held by it to the Trustee in connection with such exchange and that such Global Notes shall be canceled upon issuance of such Registered Notes.

                  If DTC notifies the Issuer or the Book-Entry Depositary in writing that it or its nominee is unwilling or unable to continue as Depositary with respect to any or all of the Depositary Interests or if at any time it or its nominee is unable to or ceases to be a clearing agency under the Exchange Act and, in either case, a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Issuer within 90 days, then (i) the Book-Entry Depositary shall promptly notify the Trustee and request the Trustee to issue Registered Notes with respect to the Global Notes representing the entire principal amount of the Dollar Notes in such names and denominations as DTC shall specify in writing in accordance with Section 3.05 of the Indenture and (ii) the Book-Entry Depositary agrees that in such event it shall promptly surrender the applicable Global Notes held by it to the Trustee in connection with such exchange and that such Global Notes shall be canceled upon issuance of such Registered Notes.

                  If each of Euroclear and Clearstream notifies the Issuer or the Book-Entry Depositary in writing that it or its nominee is unwilling or unable to continue to act as, or ceases to be, a clearing agency under the Exchange Act and, in either case, a successor registered as a clearing agency under the Exchange Act is not appointed by the Issuer within 90 days, then (i) the Book-Entry Depositary shall promptly notify the Trustee and request the Trustee to issue Registered Notes with respect to the Global Notes representing the entire principal amount of the Euro Notes in such names and denominations as Euroclear and Clearstream shall specify in writing in accordance with Section
3.05 of the Indenture, (ii) the Book-Entry Depositary shall cause

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the Common Depositary to deliver to the Book-Entry Depositary for cancelation the applicable Depositary Interests and (iii) the Book-Entry Depositary agrees that in such event it shall promptly surrender the applicable Global Notes held by it to the Trustee in connection with such exchange and that such Global Notes shall be canceled upon issuance of such Registered Notes.

                  If at any time the Issuer, subject to and in compliance with
Section 3.05(d) of the Indentures, determines that the Global Notes should be exchanged, in whole but not in part, for Registered Notes, then (i) the Issuer shall promptly notify the Trustee and the Book-Entry Depositary and request the Trustee to issue Registered Notes with respect to the Global Notes in such names and denominations as DTC shall specify in writing in accordance with Section
3.05 of the Indenture, (ii) the Book-Entry Depositary shall cause the Common Depositary to deliver to the Book-Entry Depositary for cancelation the applicable Depositary Interests and (iii) the Book-Entry Depositary agrees that in such event it shall promptly surrender the applicable Global Notes held by it to the Trustee in connection with such exchange and that such Global Notes shall be canceled upon issuance of such Registered Notes.

                  Upon the issuance of Registered Notes in exchange for Global Notes representing the entire principal amount of Notes, this Agreement will terminate.

                  SECTION 2.5 Cancellation. If any Global Note is surrendered for payment, or for redemption or purchase of Notes evidenced thereby or in exchange for Registered Notes, then such Global Note shall, if surrendered to any Person other than the Trustee notwithstanding the first paragraph of Section
2.5 hereof, be delivered to the Trustee for cancellation.

                  SECTION 2.6 Payments in Respect of the Global Notes. (a) Except for payments made pursuant to an Offer to Purchase with respect to any Asset Disposition or Change of Control, whenever the Book-Entry Depositary shall receive from the Trustee (or other paying agent under the Indentures) any payment of the principal of, premium, if any, and interest on the Global Notes, such payments shall be distributed promptly to DTC, Euroclear or Clearstream, in proportion to their respective interests as shown on the Book-Entry Register, on the payment date for the Global Notes.

                  (b) Whenever the Book-Entry Depositary shall receive from the Trustee (or other paying agent under the Indenture) any payment of the principal of, premium, if any, and interest on the Global Notes pursuant to an Offer to

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Purchase by the Issuer with respect to any Asset Disposition or Change of
Control, the Book-Entry Depositary shall distribute such payment to DTC, Euroclear or Clearstream, in proportion to their respective interests as shown on the Book-Entry Register, for the accounts of holders of Book-Entry Notes who elected to have Book-Entry Notes repurchased pursuant to such Offer to Purchase.

                  (c) In the case of the Dollar Notes, so long as DTC or its nominee own Depositary Interests, payments distributed to DTC pursuant to
Section 2.6(a) and 2.6(b) hereof with respect to the Global Notes shall be made in accordance with the Letter of Representations. In the event that DTC or its nominee shall cease to own Depositary Interests, such payments shall be made according to procedures agreed upon between the Book-Entry Depositary and the successor Depositary, which shall be reasonably satisfactory to the Issuer. In the case of the Euro Notes, so long as Euroclear and Clearstream or their respective nominees own Depositary Interests (through the Common Depositary), payments distributed to Euroclear and Clearstream pursuant to Section 2.6(a) and 2.6(b) hereof with respect to the Global Notes shall be made in accordance with the applicable rules and procedures of Euroclear and Clearstream. In the event that Euroclear and Clearstream or their respective nominees shall cease to own the Depositary Interests (through the Common Depositary), such payments shall be made according to procedures agreed upon between the Book-Entry Depositary and the successor depositary, which shall be reasonably satisfactory to the Issuer.

                  (d) The Book-Entry Depositary shall forward to the Issuer or its agents at the Issuer's cost and expense such information from its records as the Issuer may reasonably request to enable the Issuer or its agents to file necessary reports with governmental agencies, and the Book-Entry Depositary, the Issuer or its agents may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for DTC, Euroclear, Clearstream or the holders of Book-Entry Notes.

                  SECTION 2.7 Changes in Principal Amount of the Global Notes.
(a) In the event that the Issuer exercises any right of redemption in respect of any Notes constituting a part of the Global Notes or purchases any Notes constituting a part of the Global Notes pursuant to an Offer to Purchase under
Section 10.13 or 10.17 of the Indentures, the Book-Entry Depositary shall, promptly upon receipt of the redemption price or purchase price, deliver such Global Notes to the Trustee (i) and request the Trustee to endorse on such Global Note to reflect the reduction in the principal amount of such Global Note as a result of such redemption or purchase or (ii) in exchange for a Global Note

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with a principal amount that represents only the portion of such Global Note not so redeemed or purchased. The redemption price or purchase price in connection with the redemption of a portion of such Global Note shall be equal to the amount received by the Book-Entry Depositary in respect of the aggregate principal amount at maturity of the Notes so redeemed or repurchased.

                  (b) Pursuant to Section 3.05 of the Indentures, upon written notice from the Trustee to the Book-Entry Depositary of an increase or decrease in the aggregate principal amount of any Global Note, the Book-Entry Depositary shall enter or cause to be entered in the Book-Entry Register a corresponding increase or decrease in the aggregate principal amount of the Depositary Interest corresponding to such Global Note.

                  SECTION 2.8 Record Date. Whenever any payment is to be made in respect of the Global Notes or the Book-Entry Depositary shall receive written notice of any action to be taken by DTC, Euroclear or Clearstream, as applicable, or whenever the Book-Entry Depositary otherwise deems it appropriate in respect of any other matter, the Book-Entry Depositary shall fix a record date for the determination of the holders of the Depositary Interests who shall be entitled to receive payment in respect of the Depositary Interests or to take any such action or to act in respect of any such matter and such record date shall be unless otherwise impracticable the record date as would be set under the Indentures if such securities were Registered Notes. Subject to the provisions of this Agreement, only DTC or its successor which is registered on the Book-Entry Register at the close of business on such record date, or Euroclear and Clearstream or their successors which are registered on the Book-Entry Register at the close of business on such record date, as applicable, shall be entitled to receive any such payment, to give instructions as to such action or to act in respect of any such matter.

                  DTC, Euroclear and Clearstream shall be entitled to rely on such record date as the date of determination for purposes of further distribution of the payments disbursed, and, in the case of the Dollar Notes, so long as DTC or its nominee own Depositary Interests, such record date applicable to DTC shall comply with the requirements of the Letter of Representations and, in the case of the Euro Notes, so long as Euroclear or Clearstream or their nominee own Depositary Interests (through the Common Depositary), such record date applicable to Euroclear and Clearstream shall comply with the rules and procedures of Euroclear and Clearstream.

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                  SECTION 2.9 Action in Respect of the Depositary Interests. (a)
As soon as practicable after receipt by the Book-Entry Depositary of written notice from the Issuer of any solicitation of consents or request for a waiver or other action by DTC, Euroclear or Clearstream under this Agreement or the Indentures, the Book-Entry Depositary shall mail to DTC, Euroclear or Clearstream, as applicable, a notice containing (i) such information as is contained in such notice, (ii) a statement that the holders of Depositary Interests at the close of business on a specified record date (established in accordance with Section 2.8 hereof) will be entitled, subject to the provisions of or governing the Depositary Interests, to instruct the Book-Entry Depositary as to the consent, waiver or other action, if any, pertaining to the Global
Notes and (iii) a statement as to the manner in which such instructions may be given. Upon the written request of DTC, Euroclear or Clearstream, received on or before the date established by the Book-Entry Depositary for such purpose, the Book-Entry Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing the Depositary Interests to take such action regarding the requested consent, waiver or other action in respect of the Global Notes in accordance with any instructions set forth in such request. The Book-Entry Depositary shall not itself exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the Global Notes and, as holder of the Global Notes, the Book-Entry Depositary promptly shall cause such consents or waivers to be granted and such action to be taken with respect to the Global Notes as DTC, Euroclear or Clearstream had given or had taken.

                  (b) As soon as practicable after receipt by the Book-Entry Depositary of an Offer to Purchase with respect to the Global Notes, the Book-Entry Depositary shall mail to DTC, Euroclear and Clearstream a notice containing (i) such information as is contained in such notice, (ii) a statement that the holders of Depositary Interests at the close of business on a specified record date (established in accordance with Section 2.8 hereof) will be entitled, subject to the provisions of or governing the Depositary Interests, to elect to have all or any portion of their interest in the Global Notes repurchased in accordance with such Offer to Purchase and (iii) such documentation provided by the Issuer as is necessary for DTC, Euroclear or Clearstream, as applicable, to elect to have all or any portion of the Depositary Interests repurchased pursuant to such Offer to Purchase. In the case of the Dollar Notes, so long as DTC or its nominee own Depositary Interests, such notice to DTC or its nominee shall also comply with the Letter of Representations. In the case of the Euro Notes, so long as Euroclear and Clearstream own Depositary Interests (through the Common Depositary), such notice to

Euroclear and Clearstream shall also comply with the applicable rules and procedures of Euroclear and Clearstream. Upon receipt of elections relating to such Offer to Purchase from DTC, Euroclear or Clearstream, as applicable, received on or before the date established by the Issuer for such purpose, the Book-Entry Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing the Depositary Interests and the Global Notes to tender the Global Notes or portions thereof requested to be tendered by DTC, Euroclear or Clearstream, as applicable, for repurchase in accordance with such Offer to Purchase. The Book-Entry Depositary shall not itself exercise any discretion in the tender of any Global Notes pursuant to an Offer to Purchase.

                  (c) As soon as practicable after receipt by the Book-Entry Depositary of any notice of redemption with respect to the Global Notes pursuant to Section 11.01 of the Indentures, the Book-Entry Depositary shall mail to DTC, Euroclear and Clearstream a notice containing (i) such information as is contained in such notice and (ii) a statement that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price. In the case of the Dollar Notes, so long as DTC or its nominee own Depositary Interests, such notice shall also comply with the Letter of Representations. In the case of the Euro Notes, so long as Euroclear and Clearstream own Depositary Interests (through the Common Depositary) such notice shall also comply with the applicable rules and procedures of Euroclear and Clearstream.

                  (d) DTC, Euroclear and Clearstream may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary with respect to the Global Notes or exercising any power conferred on the Book-Entry Depositary. However, the Book-Entry Depositary may refuse to follow any direction that conflicts with law, the Indentures or this Agreement, that may involve the Book-Entry Depositary in personal liability, or that the Book-Entry Depositary determines in good faith may be unduly prejudicial to the rights of the holders of Book-Entry Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any directions received from DTC, Euroclear or Clearstream pursuant to this Section 2.9(d).

                  SECTION 2.10 Changes Affecting the Global Notes. Upon any reclassification of the Global Notes, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which the Issuer is a party, any securities that shall be received by the

Book-Entry Depositary in exchange for or in respect of a Global Note shall be treated as a new Global Note under this Agreement and any corresponding Depositary Interests shall thenceforth represent such new securities so received; provided, however, that any security issued in exchange for or in respect of a Global Note under such circumstances shall not be deemed to be a new security if the Issuer delivers to the Book-Entry Depositary an Opinion of Counsel, to the effect that the recapitalization, reorganization, merger or consolidation or sale of assets, as appropriate, did not result in the creation of a security materially different from that represented by such Global Note.

                  SECTION 2.11 Surrender of the Global Notes. In the event of the redemption, payment or purchase in full of all the Notes represented by any of the Global Notes, then the applicable Depositary Interest and the applicable Global Note shall become void and the Book-Entry Depositary shall surrender such Global Note to the Trustee for cancellation. In the event of a partial redemption of the Notes represented by a Global Note, the Book-Entry Depositary shall comply with the requirements of Section 2.7 hereof.

                  SECTION 2.12 Reports. The Book-Entry Depositary shall promptly send to DTC, Euroclear and Clearstream any notices, reports and other communications received from the Issuer that are received by the Book-Entry Depositary as holder of the Global Notes.

                                   ARTICLE III
                            THE BOOK-ENTRY DEPOSITARY

                  SECTION 3.1 Certain Duties and Responsibilities. (a) The Book-Entry Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

                  (b) No provision of this Agreement shall be construed to relieve the Book-Entry Depositary from liability for its own negligent action, its own negligent failure to act, or its own bad faith or willful misconduct, except that:

                  (1) the duties and obligations of the Book-Entry Depositary with respect to the Global Notes and the Depositary Interests shall be determined solely by the express provisions of this Agreement and neither the Book-Entry Depositary, nor its officers, directors, employees and agents shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Book-Entry Depositary; and

                  (2) in the absence of bad faith on its part, the Book-Entry Depositary may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Book-Entry Depositary and conforming to the requirements of this Agreement, but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Book-Entry Depositary, the Book-Entry Depositary shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

                  (c) The Book-Entry Depositary shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Book-Entry Depositary, unless it shall be proved that the Book-Entry Depositary was grossly negligent in ascertaining the pertinent facts.

                  (d) The Book-Entry Depositary shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of DTC, Euroclear or Clearstream pursuant to Section
2.9 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Book-Entry Depositary, or exercising any power conferred upon the Book-Entry Depositary, under this Agreement.

                  (e) No provision of this Agreement will require the Book-Entry Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (f) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Book-Entry Depositary shall be subject to the provisions of this Section.

                  (g) The Book-Entry Depositary owes no fiduciary duties to any person by virtue of this Agreement except as expressly set forth herein.

                  SECTION 3.2 Notice of Default. The Book-Entry Depositary shall
(x) within 90 days after the occurrence of any Event of Default in respect of the Global Notes of which a Responsible Officer of the Book-Entry Depositary assigned to its Global Trust Services department has actual knowledge or (y) promptly after being notified of an Event of Default by the Trustee, transmit by mail to DTC, Euroclear and Clearstream in the manner provided in Section 5.2, notice of such Event of Default, unless such Event of Default shall have been cured or waived.

                  SECTION 3.3 Certain Rights of Book-Entry Depositary. Subject to the provisions of Section 3.1 hereof:

                  (a) the Book-Entry Depositary may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security, or other paper or document delivered to it in accordance with the terms of this Agreement and believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Issuer may be sufficiently evidenced by a Board Resolution;

                  (c) the Book-Entry Depositary may consult with counsel and the advice of such counsel confirmed in writing or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

                  (d) the Book-Entry Depositary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Book-Entry Depositary, may (but shall have no obligation to) make reasonable further inquiry or investigation into such facts or matters related to the issuance of the Global Notes and, if the Book-Entry Depositary shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, at the Issuer's expense, at reasonable times during normal business hours, personally or by agent or attorney;

                  (e) the Book-Entry Depositary may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Book-Entry Depositary shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care;

                  (f) the Book-Entry Depositary shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of DTC, Euroclear or Clearstream pursuant to this Agreement, unless DTC, Euroclear or Clearstream shall have offered or caused to be offered to the Book-Entry Depositary security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction, provided that such request, order or direction shall not expose the Book-Entry Depositary to personal liability;

                  (g) the Book-Entry Depositary shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

                  (h) whenever in the administration of its duties under this Agreement the Book-Entry Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Book-Entry Depositary, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Book-Entry Depositary, and such certificate, in the absence of negligence or bad faith on the part of the Book-Entry Depositary, shall be full warrant to the Book-Entry Depositary for any action taken, suffered or omitted by it under the provisions of the Agreement, upon the faith thereof.

                  SECTION 3.5 Not Responsible for Recitals or Issuance of Notes. The recitals contained in the Indentures and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Book-Entry Depositary assumes no responsibility for their correctness. The Book-Entry Depositary makes no representation as to (i) the validity or sufficiency of the Indentures or of the Notes, (ii) the sufficiency of this Agreement or (iii) the validity, with respect to the Issuer, of this Agreement. The Book-Entry Depositary shall not be accountable for the use or application by the Issuer of the proceeds with respect to the Notes.

                  SECTION 3.5 Money Held in Trust. Money held by the Book-Entry Depositary in trust hereunder need not be segregated from other funds held by the Book-Entry Depositary, except to the extent required by law. The Book-Entry Depositary shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed in writing with the Issuer. Any interest accrued on funds deposited with the Book-Entry Depositary under this Agreement shall be paid to the Issuer from time to time and DTC shall have no claim to any such interest.

                  SECTION 3.6 Compensation and Reimbursement. The Issuer and Holdings, jointly and severally agree:

                  (a) to pay to the Book-Entry Depositary from time to time reasonable compensation agreed in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law with regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein, to reimburse the Book-Entry Depositary upon its request for all reasonable expenses, disbursements and advances incurred or made by the Book-Entry Depositary in accordance with any provision of this Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

                  (c) to indemnify the Book-Entry Depositary and its directors, officers, agents and employees for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  The obligations of the Issuer under this Section to compensate and indemnify the Book-Entry Depositary and to pay or reimburse the Book-Entry Depositary for reasonable expenses, disbursements and advances shall survive the satisfaction and discharge of this Agreement or the earlier of the resignation or the removal of the Book-Entry Depositary. Such obligations shall be a senior claim to that of the Notes upon all property and funds held or collected by the Book-Entry Depositary as such, except funds held in trust for the benefit of the holders of the Notes.

                  SECTION 3.7 Book-Entry Depositary Required: Eligibility. At all times when there is a Book-Entry Depositary hereunder, such Book-Entry Depositary shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, having, together with its parent, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal, state or District of Columbia authority, willing to act on reasonable terms. Such corporation shall have its principal place of business in the Borough of Manhattan, The City of New York, if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Book-Entry Depositary shall have executed a letter of representations to DTC acceptable in form and substance to DTC and the Issuer with respect to the Depositary Interests. The Book-Entry Depositary hereunder shall at all times be the Trustee under the Indentures, subject to receipt by the Issuer of an Opinion of Counsel that the same Person is precluded by law from acting in such capacities. If at any time the Book-Entry Depositary shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  SECTION 3.8 Resignation and Removal, Appointment of Successor.
(a) No resignation or removal of the Book-Entry Depositary and no appointment of a successor Book-Entry Depositary pursuant to this Article shall become effective until (i) the approval in writing of a successor Book-Entry Depositary by the Issuer and the acceptance of the appointment by such successor Book-Entry Depositary in accordance with the applicable requirements of Section 3.9 hereof or (ii) the issuance of Registered Notes in accordance with Section 2.5 hereof and the Indentures.

                  (b) The Book-Entry Depositary may resign all of its rights and duties with respect to the Global Notes and the Depositary Interests by giving written notice thereof to the Issuer, DTC, Euroclear and Clearstream in accordance with Sections 5.1 and 5.2 hereof. The Book-Entry Depositary may be removed at any time upon 30 days' notice by the filing with it of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Book-Entry Depositary or the approval by the Issuer required by Section 3.9 hereof shall not have been delivered to the Book-Entry Depositary within 30 days after the giving of such notice of resignation, the resigning Book-Entry Depositary may petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary.

                  (c)  If at any time:

                  (1) the Book-Entry Depositary shall cease to be eligible under
         Section 3.7 hereof or shall cease to be eligible as Trustee under the Indentures, and shall fail to resign after written request therefor by the Issuer or DTC, Euroclear, and Clearstream, or

                  (2) the Book-Entry Depositary shall become incapable of acting with respect to the Global Notes and the Depositary Interests, or shall be adjudged bankrupt or insolvent, or a receiver or liquidator of the Book-Entry Depositary or its property shall be appointed or any public officer shall take charge or control of the Book-Entry Depositary or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by Board Resolution, may remove the Book-Entry Depositary and appoint a successor Book-Entry Depositary and (ii) if the Issuer does not remove the Book-Entry Depositary and appoint a successor pursuant to clause (i), DTC, Euroclear, and Clearstream, upon the direction of holders of at least a majority of the total aggregate principal amount of the Book-Entry Notes outstanding, may petition any court of competent jurisdiction for the removal of the Book-Entry Depositary with respect to the Global Notes and the Depositary Interests and the appointment of a successor Book-Entry Depositary or Book-Entry Depositaries unless Registered Notes have been issued in accordance with the Indentures. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Book-Entry Depositary with respect to the Global Notes and the Depositary Interests and appoint a successor Book-Entry Depositary for the Global Notes and the Depositary Interests.

                  (d) If the Book-Entry Depositary shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Book-Entry Depositary for any cause, the Issuer, by Board Resolution, shall promptly appoint a successor Book-Entry Depositary (other than the Issuer) and shall comply with the applicable requirements of Section 3.9 hereof. If no successor Book-Entry Depositary with respect to the Notes shall have been so appointed by the Issuer and accepted appointment in the manner required by Section 3.9, DTC, Euroclear and Clearstream, upon direction of holders of at least a majority of the total aggregate principal amount of Book-Entry Notes outstanding, may petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary unless Registered Notes have been issued in accordance with the Indenture and Section 2.5 hereof.

                  (e) The Issuer shall give, or shall cause such successor Book-Entry Depositary to give, notice of each resignation and each removal of a Book-Entry Depositary and each appointment of a successor Book-Entry Depositary to DTC, Euroclear and Clearstream in accordance with Section 5.2 hereof. Each notice shall include the name of the successor Book-Entry Depositary and the address of its Corporate Trust Office.

                  (f) If a Book-Entry Depositary hereunder shall resign, it shall not be relieved of any responsibility for its actions or omissions hereunder solely by virtue of such resignation.

                  SECTION 3.9 Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Book-Entry Depositary, every such successor Book-Entry Depositary so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Book-Entry Depositary an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Book-Entry Depositary shall become effective and such successor Book-Entry Depositary, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Book-Entry Depositary, with like effect as if originally named as Book-Entry Depositary hereunder; but, on the request of the Issuer or the successor Book-Entry Depositary, such retiring Book-Entry Depositary shall, upon payment of all amounts due and payable to it pursuant to Section 3.6 hereof, execute and deliver an instrument transferring to such successor Book-Entry Depositary all the rights and powers of the retiring Book-Entry Depositary and shall duly assign, transfer and deliver to such successor Book-Entry Depositary all property and money held by such retiring Book-Entry Depositary hereunder. Any retiring Book-Entry Depositary shall, nonetheless, retain a prior claim upon all property or funds held or collected by such Book-Entry Depositary to secure any amounts then due it pursuant to Section 3.6 hereof. The Book-Entry Depositary will not be liable for any acts or omissions of any successor Book-Entry Depositary appointed pursuant to Section 3.8 hereof.

                                     xxiii

                  (b) Upon request of any such successor Book-Entry Depositary, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Book-Entry Depositary all such rights, powers and agencies referred to in paragraph (a) of this Section.

                  (c) No successor Book-Entry Depositary shall accept its appointment unless at the time of such acceptance such successor Book-Entry Depositary shall be eligible to serve as such under this Article.

                  (d) Upon acceptance of appointment by any successor Book-Entry Depositary as provided in this Section, the Issuer shall give notice thereof to DTC in accordance with Section 5.02 hereof. If the acceptance of appointment is substantially contemporaneous with the resignation of the Book-Entry Depositary, then the notice called for by the preceding sentence may be combined with the notice called for by Section 3.8 hereof. If the Issuer fails to give such notice within ten days after acceptance of appointment by the successor Book-Entry Depositary, the successor Book-Entry Depositary shall cause such notice to be given at the expense of the Issuer.

                  SECTION 3.10 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Book-Entry Depositary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Book-Entry Depositary shall be a party, or any corporation succeeding to all or substantially all the agency business of the Book-Entry Depositary, shall be the successor of the Book-Entry Depositary hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation shall be otherwise eligible to serve as Book-Entry Depositary under this Article.

                  SECTION 3.11 Compliance with Letter of Representations. As long as DTC or its nominee is DTC, the Book-Entry Depositary shall comply with all of its representations made to DTC in the Letter of Representations, and any successor Book-Entry Depositary shall comply with all representations made to DTC in a similar letter of representations in form and substance acceptable to DTC and the Issuer.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

                  SECTION 5.1 Notices to Book-Entry Depositary or Issuer. Any request, demand, authorization, direction, notice, consent, or waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

                  (a) the Book-Entry Depositary by DTC, by Euroclear, by Clearstream, by the Trustee or by the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, by overnight delivery or certified mail, postage prepaid, to the Book-Entry Depositary at the following address:

                  The Chase Manhattan Bank
                  550 West 33rd Street
                  New York, NY 10001
                  Attention: Global Trust Services
                  Facsimile: 1-212-956-7799

or at any other address furnished in writing by the Book-Entry Depositary to DTC, Euroclear, Clearstream, the Trustee and the Issuer; or

                  (b) the Issuer by the Book-Entry Depositary or by DTC, Euroclear or Clearstream shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, by overnight delivery or first-class postage prepaid, to the following address:

                  RSL Communications PLC
                  767 Fifth Avenue
                  Suite 5300
                  New York, New York 10153

         with a copy to:

                  George E.B. Maguire
                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, NY 10022
                  Facsimile: (212) 909-6836

or at any other addresses furnished in writing to the Book-Entry Depositary by the Issuer. Any communication sent pursuant to this Section 5.1 shall be deemed given when delivered, if personally delivered or sent by overnight delivery and three days after deposit in the U.S. mail, if sent by certified mail.

                  SECTION 5.2 Notice to DTC; Waiver. Where this Agreement provides for notice to DTC, Euroclear or Clearstream of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or as provided in the Letter of Representations) if in writing and mailed, first-class postage prepaid, to DTC, Euroclear or Clearstream at the address that DTC, Euroclear or Clearstream has notified in writing to the Book-Entry Depositary, in each case not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by DTC, Euroclear or Clearstream shall be filed with the Book-Entry Depositary, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Book-Entry Depositary shall constitute a sufficient notification for every purpose hereunder.

                  SECTION 5.3 Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  SECTION 5.5 Successors and Assigns. All covenants and agreements in this Agreement and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.

                  SECTION 5.5 Separability Clause. In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity. legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

                  SECTION 5.6 Benefits of Agreement. Nothing in this Agreement, the Notes, or the Indentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement. By the acceptance of the Depositary Interests representing the Notes, DTC, Euroclear and Clearstream shall be party to this Agreement and shall be bound by all of the terms and conditions hereof and of the Indentures and the Notes.

                  SECTION 5.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS

OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 5.8 Jurisdiction. The Issuer agrees that any legal suit, action or proceeding against the Issuer brought by DTC, Euroclear, Clearstream or the Book-Entry Depositary arising out of or based upon this Agreement may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Issuer has appointed RSL Communications N. America, Inc., 767 Fifth Avenue, Suite 5300, New York, New York 10153, as its authorized agent (together with any successor, the "Authorized Agent") upon whom process may be served in any legal suit, action or proceeding arising out of or based upon this Agreement which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, by DTC, Euroclear, Clearstream or the Book-Entry Depositary and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such action. The Issuer represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer. Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Book-Entry Depositary in any competent court in England.

                  SECTION 5.9 Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which shall together constitute one and the same instrument.

                  SECTION 5.10 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Book-Entry Depositary for inspection by DTC.

                  SECTION 5.11 Satisfaction and Discharge. Upon Issuer Request to terminate this Agreement, this Agreement shall cease to be of further effect and the Book-Entry Depositary shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when (i) the Indenture has been satisfied and discharged pursuant to the

                                      xxvii
provisions thereof or Registered Notes have been issued and all Global Notes have been canceled in accordance with the provisions of the Indentures and Sections 3.05 and 3.09 thereof, (ii) the Issuer has paid or caused to be paid all sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Book-Entry Depositary an Officers' Certificate, stating that all conditions precedent provided herein relating to the satisfaction and discharge of this Agreement have been complied with.

                  SECTION 5.12 Amendments. The Issuer and the Book-Entry Depositary may amend this Agreement without the consent of DTC, Euroclear or
Clearstream:

                  (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of DTC, Euroclear, Clearstream or any holder of Book-Entry Notes;

                  (b) to evidence the succession of another person to the Issuer (when a similar amendment with respect to the Indentures is being executed) and the assumption by any such successor of the covenants of the Issuer herein;

                  (c) to evidence or provide for a successor Book-Entry Depositary,

                  (d) to make any amendment, change or supplement that does not adversely affect DTC, Euroclear, Clearstream or holders of Book-Entry Notes;

                  (e) to add to the covenants of the Issuer or the Book-Entry Depositary; or

                  (f) to comply with the United States federal and United Kingdom. securities laws.

                  No amendment may be made to this Agreement that adversely affects DTC, Euroclear or Clearstream, without the consent of DTC, Euroclear or Clearstream, as applicable, and no amendment may be made to this Agreement that adversely affects the holders of Book-Entry Notes without the consent of a majority of the aggregate principal amount of Book-Entry Notes outstanding.

                  SECTION 5.13 Book-Entry Depositary To Sign Amendments. The Book-Entry Depositary shall sign any amendment authorized pursuant to Section
5.12 hereof if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Book-Entry Depositary. If it does, the Book-Entry Depositary may but need not sign it. In signing such amendment the Book-Entry Depositary shall be entitled to receive indemnity satisfactory to it and to

                                     xxviii
receive, and shall be fully protected in reasonably relying upon, an Officers' Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel to the effect that:

                  (a) such amendment is authorized or permitted by this Agreement;

                  (b) the Issuer has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action;

                  (c) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Agreement, (ii) the Memorandum and Articles of Association of the Issuer, (iii) any law or regulation applicable to the Issuer, (iv) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Issuer or (v) any material agreement or instrument to which the Issuer is subject; and

                  (d) such amendment has been duly and validly executed and delivered by the Issuer, and this Agreement together with such amendment constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

                            [signature page follows]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                       RSL COMMUNICATIONS PLC


                                       By:/s/ Itzhak Fisher
                                          ------------------------
                                          Name:
                                          Title:


                                       THE CHASE MANHATTAN BANK
                                        as Book-Entry Depositary

                                       By: /s/ Robert S. Peschler
                                          ------------------------
                                          Name:  Robert S. Peschler
                                          Title: Assistant Vice President

With respect to the provisions of Section 3.6 only

RSL COMMUNICATIONS, LTD.


By:/s/ Itzhak Fisher
   -----------------
   Name:
   Title:


                                       xxx